                                                                    Exhibit 99.1

Contact:
Richard K. Davis
VP General Counsel
Datatec Systems
973-808-4000

   DATATEC ANNOUNCES THE APPOINTMENT OF PER-OLOF LOOF AS CHAIRMAN OF THE BOARD

FAIRFIELD, N.J. - February 13, 2004, Datatec Systems, Inc. (NASDAQ: DATCE) today announced  that  Per-Olof  Loof,  who was appointed to the Board of Directors on
January 20 2004, has been named Chairman of the Board.

Mr. Loof is currently  President of Loof  Holdings,  LLP. Mr. Loof had served as
Senior  Vice  President  of Tyco Fire & Security  Services,  a division  of Tyco
International.  Prior to joining Tyco International,  Mr. Loof was President and
Chief Executive Officer of Sensormatic Electronic Corporation, a world leader in electronic security,  which was acquired by Tyco International in 2001. Prior to joining  Sensormatic,  Mr. Loof was Senior  Vice  President  of NCR's  Financial
Solutions Group, a supplier to the retail financial services industry.  Prior to
NCR, Mr. Loof was  President  and Chief  Executive  Officer of AT&T Istel Co., a
Europe-based provider of integrated computing and communication services.

ABOUT DATATEC SYSTEMS, INC.

Fairfield,  N.J.-based  Datatec  Systems  specializes in the rapid,  large-scale market  absorption of networking  technologies.  Datatec's  deployment  services model  includes  configuration,  integration,  and the rollout in support of new technology solutions using a "best practices"  structured process. Its customers include Fortune 1000 companies and  world-class  technology  providers.  Datatec stock is listed on the Nasdaq Stock Market (DATCE). For more information,  visit
HTTP://WWW.DATATEC.COM/

This Press Release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act  of  1934.  Such  forward-looking  statements  involve  risks  and uncertainties  that may cause the actual  results or objectives to be materially different from those expressed or implied by such forward-looking  statements as more fully  discussed in  Datatec's  filings  with the  Securities  and Exchange
Commission.

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